Exhibit 99.3

FIRST AMENDMENT TO

ROLLOVER CONTRIBUTION AGREEMENT

This FIRST AMENDMENT, dated August 7, 2023 (this “Amendment”) to the Rollover Contribution Agreement, dated May 10, 2023, by and among Freedom VCM Holdings, LLC, a Delaware limited liability company (“Freedom VCM Holdings”), Brian R. Kahn, Vintage Opportunity Partners, L.P. (“Vintage LP”), Brian Kahn and Lauren Kahn Joint Tenants by Entirety, and Andrew M. Laurence (the “Rollover Agreement”), is made by and among Freedom VCM Holdings, Brian R. Kahn, Vintage LP, Brian Kahn and Lauren Kahn Joint Tenants by Entirety, and Andrew M. Laurence (each, a “Party” and collectively, the “Parties”). Capitalized terms not defined in this Amendment shall have the respective meanings ascribed to such terms in the Agreement.

RECITAL

WHEREAS, the Parties desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Parties hereby agree as follows:

AGREEMENT

1.                  Amendment to Schedule A. Schedule A to the Rollover Agreement is hereby amended and restated in its entirety by the Schedule A attached hereto.

2.                  Counterparts. This Amendment (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (b) shall become effective when each party hereto shall have received one or more counterparts hereof signed by the other party hereto. An executed copy of this Amendment delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Amendment.

3.                  Miscellaneous. Except as expressly provided herein, all of the terms and provisions of the Rollover Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein, and such terms and conditions shall apply to this Amendment.

[Signature Page Follows]

WHEREOF, this Amendment has been duly executed and delivered by each of the Parties as of the date first written above.

FREEDOM VCM HOLDINGS, LLC

By:	/s/ Brian R. Kahn
Name: Brian R. Kahn
Title: President

By:	/s/ Brian R. Kahn
BRIAN R. KAHN

VINTAGE OPPORTUNITY PARTNERS, L.P.
By: Vintage Opportunity Partners GP, LLC,
its general partner

By:	/s/ Brian R. Kahn
Name: Brian R. Kahn
Title: Manager

By:	/s/ Brian R. Kahn

By:	/s/ Lauren Kahn

BRIAN KAHN and LAUREN KAHN Joint Tenants by Entirety

By:	/s/ Andrew M. Laurence
ANDREW M. LAURENCE

[Signature Page to First Amendment to Rollover Agreement]

SCHEDULE A

Rolling Stockholder	Company Shares	Rollover Value	Rollover Shares
Brian R. Kahn	2,154,807	$64,644,210.00	64,644.21
Vintage Opportunity Partners, L.P.	2,187,500	$65,625,000.00	65,625.00
Brian Kahn and Lauren Kahn Joint Tenants by Entirety	7,576,543	$227,296,290.00	227,296.29
Andrew Laurence	573,481	$17,204,430.00	17,204.43